UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Dated July 1, 2013

of

ARRIS GROUP, INC.

A Delaware Corporation

IRS Employer Identification No. 58-2588724

Commission File Number 000-31254

3871 Lakefield Drive

Suwanee, Georgia 30024

(678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 1, 2013 the Board of Directors of ARRIS Group, Inc. appointed Doreen Toben as a member of its Board of Directors. Ms. Toben also was appointed to the Audit Committee of the Board of Directors. A press release announcing Ms. Toben’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.	Exhibits.

The following exhibit is filed with this report:

99.1	Press release dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.

By:	/s/ Lawrence A. Margolis
Lawrence A. Margolis
Executive Vice President,
Law and Administration, and Secretary

Dated: July 1, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release

4